Exhibit 99.1

Schwazze Announces Restructuring of February 2025 Debt Obligations

DENVER, CO, July 11, 2024 – Medicine Man Technologies, Inc., operating as Schwazze, (OTCPK: SHWZ) (Cboe CA: SHWZ) ("Schwazze" or the "Company"), today announced that it has finalized an agreement with two of its lenders to restructure its $15.0 million Altmore, LLC (“Altmore”) Loan Agreement and its $17.0 million Reynold Greenleaf & Associates LLC (“R. Greenleaf”) Promissory Note, both previously due in February 2025. This improves the Company's financial position by extending the maturities of both debt instruments to the end of 2025 and materially reducing amortization payments for the Altmore Loan Agreement.

“This restructuring marks a pivotal accomplishment for Schwazze,” said Forrest Hoffmaster, Interim CEO of Schwazze. “Extending the maturities for our near-term debt obligations provides us with the financial flexibility needed to execute our strategic growth initiatives in both Colorado and New Mexico. We appreciate our lenders for their support and confidence in our strategic vision. With the close of these agreements, Schwazze will have no debt maturities until November of 2025.”

Key terms of the amended debt instruments include:

Altmore Loan Agreement

•	9-month maturity date extension from February 2025 to November 2025.
•	Reduction of quarterly principal payment from $750,000 to $300,000, which became effective in the Q2 2024 payment. Additionally, the Company will pay a quarterly administrative fee of $75,000.
•	No change in interest rate of 15%.

R. Greenleaf Promissory Note

•	9-month maturity date extension, subject to certain conditions contained in the amendment, from February 2025 to November 2025 for 90% of the principal amount. The remaining 10% of the principal amount will be paid in February 2025.
•	No change in interest rate of 5%.

About Schwazze

Schwazze (OTCPK: SHWZ) (Cboe CA: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to explore taking its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector.

Medicine Man Technologies, Inc. was Schwazze's former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth. To learn more about Schwazze, visit https://schwazze.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include financial outlooks; any projections of net sales, earnings, or other financial items; any statements of the strategies, plans and objectives of our management team for future operations; expectations in connection with the Company's previously announced business plans; any statements regarding future economic conditions or performance; and statements regarding the intent, belief or current expectations of our management team. Such statements may be preceded by the words "may," "will," "could," "would," "should," "expect," "intends," "plans," "strategy," "prospects," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. We have based our forward-looking statements on management's current expectations and assumptions about future events and trends affecting our business and industry. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Therefore, forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@schwazze.com